UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2008 (October 14, 2008, 2008)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden, Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
People's Republic of China

(Address of Principal Executive Offices)

(86) 10-59621278
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2008, China Agritech, Inc., a Delaware Corporation (the “Company”) entered into a contractual arrangement with SINOCHEM (the “Buyer”), pursuant to which the Company will supply organic Green Vitality fertilizers to the Buyer through December 31, 2009. The total revenue expected from the contract is equivalent to approximately U.S. $9.5 million. The foregoing description of the agreement with SINOCHEM is qualified in its entirety by reference to such agreement, a translation from the original Mandarin is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

The Company previously entered into a similar supply agreement with the Buyer on October 7, 2007, with a termination date of October 7, 2008. For details regarding this 2007 agreement, please refer to the Current Report on Form 8-K filed with the Securities Exchange Commission on October 9, 2007. During the term of the contract, the Company supplied to the Buyer most of the products (but not all) as provided for in the agreement.

On October 15, 2008, the Company issued a press release announcing this contract. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Sales Contract dated October 14, 2008.

99.1	Press release dated October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2008

China Agritech, Inc.

By:	/s/ Yu Chang
Yu Chang
Chief Executive Officer